SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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INFOSPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2002

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of InfoSpace, Inc., a Delaware corporation, will be held on May 20, 2002 at 10:00 a.m., local time, at the Hyatt Regency Bellevue located at 900 Bellevue Way NE, Bellevue, Washington 98004, for the following purposes:

1.	To elect one Class III director to serve for the ensuing three years and until his successor is duly elected.

2.
To approve an amendment to our Restated 1996 Flexible Stock Incentive Plan (the “1996 Plan”) to increase the number of shares added on an annual basis to the number of shares reserved for issuance to an amount equal to the lesser of (A) five percent (5%) of our outstanding shares at the end of our preceding fiscal year and (B) a lesser amount determined by the Board, on the first day of each fiscal year beginning in 2002.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for InfoSpace for the fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 2, 2002 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote online, by telephone or by completing and mailing the enclosed proxy card as promptly as possible. For specific instructions for voting online, by telephone or by mail, please see the enclosed proxy card. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

By Order of the Board of Directors,

John M. Hall
Senior Vice President, General Counsel
and Secretary

Bellevue, Washington
April 22, 2002

3

INFOSPACE, INC.

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Annual Meeting will be held at the Hyatt Regency Bellevue, which is located at 900 Bellevue Way NE, Bellevue, Washington 98004. Voting materials, which include the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2001, will be mailed to stockholders on or about April 26, 2002. Our principal executive offices are located at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004. Our telephone number is (425) 201-6100.

This solicitation of proxies is made on behalf of InfoSpace, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

Questions And Answers

Q.	Who may vote at the meeting?

A:
The Board set April 2, 2002 as the record date for the meeting. All stockholders who owned InfoSpace common stock at the close of business on April 2, 2002 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

On April 2, 2002, 309,117,356 shares of our common stock were issued and outstanding and held of record by 1,353 stockholders. This number includes exchangeable shares of our subsidiaries, InfoSpace.com Canada Holdings Inc. and InfoSpace Speech Solutions Holdings Company, which are at any time exchangeable into, and have voting rights equivalent to, our common stock. Holders of exchangeable shares and employees who hold restricted stock through our employee benefit plans are entitled to vote their shares.

Q:	How many votes do you need at the meeting?

A:
A majority of InfoSpace’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum.

Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card or voted by telephone or using the Internet.

Q:	What proposals will be voted on at the meeting?

A:	There are three board proposals scheduled to be voted on at the meeting:

•	Election of the Class III member of the Board of Directors;

•	Approval of amendment to InfoSpace’s Restated 1996 Flexible Stock Incentive Plan; and

•	Ratification of Deloitte & Touche LLP as InfoSpace’s independent auditors.

Q:	What is the voting requirement to approve each of the proposals?

A:
For the election of the Class III Director, the nominee who receives the greatest number of votes from shares present and entitled to vote at the meeting will be elected. To be passed, Proposals 2 and 3 require the affirmative “FOR” vote of a majority of the shares cast at the meeting and entitled to vote.

Q:	How are votes counted?

A:
In the election of the director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may vote “FOR,”“AGAINST” or “ABSTAIN” on the other proposals. Abstentions will have the same effect as a vote against the proposal. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each Director and “FOR” each of the approval of the amendment to the Restated 1996 Flexible Stock Incentive Plan and the ratification of Deloitte & Touche LLP as InfoSpace’s independent public accountants.

If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name” ), your broker will have discretionary authority to vote your shares “FOR” each director or to withhold votes for each or every director. Your broker will also have the discretionary authority to vote your shares “FOR” or “AGAINST” Proposals 2 and 3, the approval of the amendment to the Restated 1996 Flexible Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP, respectively. A broker non-vote will not have any effect on the outcome of the voting on a proposal.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	How may I vote my shares in person at the meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you may submit your proxy by following the instructions on the Proxy Card.

BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person (as described above). Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is InfoSpace’s voting recommendation?

A:
Our Board of Directors recommends that you vote your shares “FOR” the nominee to the Board and “FOR” each of the approval of the amendment to InfoSpace’s Restated 1996 Flexible Stock Incentive Plan and the ratification of Deloitte & Touche LLP as InfoSpace’s independent auditors for fiscal year 2002.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2002.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 31, 2002 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in “Additional Information Relating to Directors and Executive Officers of the Company” and (iv) all directors and executive officers as a group. Percentages are based on total shares outstanding as of March 31, 2002. This number includes exchangeable shares of our subsidiaries, InfoSpace.com Canada Holdings Inc. and InfoSpace Speech Solutions Holdings Company, which are at any time exchangeable into, and have voting rights equivalent to, our common stock.

Principal Stockholders, Directors and Executive Officers	Shares Beneficially Owned (1)
	Number	Percent
Naveen Jain(2)	64,227,091	20.6%
c/o InfoSpace, Inc.
601 108th Avenue NE Suite 1200
Bellevue, WA 98004

Acorn Ventures-IS, LLC(3)	19,660,518	6.1%
1309 114th Avenue S.E.
Suite 200
Bellevue, WA 98004

Rasipuram V. Arun(4)	1,027,242	*

Edmund O. Belsheim, Jr.(5)	1,076,001	*

John E. Cunningham, IV(6)	401,263	*

Tammy D. Halstead (7)	462,924	*

Richard D. Hearney	0	*

Prakash Kondepudi(8)	415,528	*

Rufus W. Lumry, III(9)	19,722,691	6.1%

William D. Savoy(10)	48,438	*

Lewis M. Taffer	0	*

All directors and executive officers as a Group (12 persons)(11)	87,381,178	26.6%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Represents 42,844,465 shares of common stock held in the name of Naveen and Anuradha Jain, 3,965,383 shares of common stock held by the Jain Family Irrevocable Trust, 7,280,882 shares of common stock held by Naveen Jain GRAT No. 1, 7,280,882 shares of common stock held by Anuradha Jain GRAT No. 1, 2,740,666 shares subject to options exercisable by Naveen Jain within 60 days of March 31, 2002, and 114,813 shares subject to options exercisable by Anuradha Jain within 60 days of March 31, 2002. Anuradha Jain is Mr. Jain’s spouse.

(3)
Includes 13,750,208 shares of common stock issuable upon exercise of warrants currently exercisable and 115,000 shares of common stock beneficially owned by Rufus W. Lumry, III. Mr. Lumry is the principal stockholder, sole director and President of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC.

(4)	Includes 823,124 shares of common stock subject to options exercisable within 60 days of March 31, 2002.

(5)	Includes 958,334 shares of common stock subject to options exercisable within 60 days of March 31, 2002.

(6)
Includes 125,000 shares of common stock subject to options exercisable within 60 days of March 31, 2002, and 92,806 shares of common stock held by Clear Fir Partners LP. Mr. Cunningham is the President of Clear Fir Partners, LP.

(7)	Includes 322,620 shares of common stock subject to options exercisable within 60 days of March 31, 2002.

(8)	Includes 330,703 shares of common stock subject to options exercisable within 60 days of March 31, 2002.

(9)	Includes 115,000 shares of common stock subject to options exercisable within 60 days of March 31, 2002, and 19,545,518 shares beneficially owned by Acorn Ventures-IS, LLC. See note (3) above.

(10)	Consists of shares of common stock subject to options exercisable within 60 days of March 31, 2002.

(11)	Includes 19,328,906 shares of common stock subject to options and warrants exercisable within 60 days of March 31, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors is currently set at eight members, which are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors are distributed among the three classes so that, as nearly as possible, each class consists of an equal number of directors. There currently are seven directors serving on the Board of Directors, and one vacancy.

Nominees For Directors

One Class III director is to be elected at the Annual Meeting for a three-year term ending in 2005. The Board of Directors has nominated Naveen Jain for re-election as a Class III director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for this nominee. In the event that the nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that the nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Election of Directors

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE.

Class III Director Nominee

The name of the nominee of the Board of Directors and certain information about him are set forth below:

Name of Director	Age	Positions with the Company	Director Since
Naveen Jain	42	Chairman and Chief Executive Officer	1996

Naveen Jain founded InfoSpace in March 1996. Mr. Jain served as our Chief Executive Officer from our inception in March 1996 to April 2000 and was reappointed as our Chief Executive Officer in January 2001. He also served as our President from inception to November 1998 and as our sole director from our inception to June 1998, when he was appointed Chairman of the Board. From June 1989 to March 1996, Mr. Jain held various positions at Microsoft Corporation, including Group Manager for MSN, Microsoft’s online service. From 1987 to 1989, Mr. Jain served as Software Development Manager for Tandon Computer Corporation, a PC manufacturing company. From 1985 to 1987, Mr. Jain served as Software Manager for UniLogic, Inc., a PC manufacturing company and from 1982 to 1985, he served as Product Manager and Software Engineer at Unisys Corporation/Convergent Technologies, a computer manufacturing company. Mr. Jain holds a B.S. from the University of Roorkee and an M.B.A. from St. Xavier’s School of Management.

Continuing Directors

Class I—Terms expiring in 2003

The names of our Class I directors, whose terms end in 2003, and certain information about them are set forth below:

Name of Director	Age	Positions with the Company	Director Since
John E. Cunningham, IV (1)	44	Director	1998
Edmund O. Belsheim, Jr.	49	President, Chief Operating Officer and Director	2001
Lewis M. Taffer(2)	54	Director	2001

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

Edmund O. Belsheim, Jr. joined InfoSpace in November 2000 as Senior Vice President and General Counsel, and was appointed Chief Operating Officer in January 2001 and President in July 2001. He has served as a director since January 2001. From April 1999 until he joined InfoSpace, he was a partner at Perkins Coie LLP, a Seattle-based law firm. From 1996 to 1999, Mr. Belsheim served as Vice President, Corporate Development, General Counsel and Secretary of Penford Corporation, a maker of specialty starches. He also served as Senior Vice President, Corporate Development, General Counsel and Secretary of Penwest Pharmaceuticals Co., an oral drug delivery technology and products company. Prior to joining Penford Corporation, Mr. Belsheim was a member of the law firm Bogle & Gates, P.L.L.C. Mr. Belsheim holds an A.B. from Carlton College, an M.A. from the University of Chicago, and a J.D. from the University of Oregon.

John E. Cunningham, IV has served as a director of InfoSpace since July 1998. Since April 1995 he has served as President of Kellett Investment Corporation, an investment fund for early-stage, high-growth private companies. He is on the Board of Directors of Petra Capital, LLC and digiMine.com. Mr. Cunningham also serves as an advisor to Petra Mezzanine Fund, LP and Virtual Bank.com. During 1997, Mr. Cunningham was interim Chief Executive Officer of Real Time Data. From December 1994 to August 1996, he was President of Pulson Communications, Inc. From February 1991 to November 1994, he served as Chairman and Chief Executive Officer of RealCom Office Communications, a privately held telecommunications company that merged with MFS Communications Company, Inc., and was subsequently acquired by WorldCom, Inc. Mr. Cunningham holds a B.A. from Santa Clara University and an M.B.A. from the University of Virginia.

Lewis M. Taffer has served as a director since June 2001. Since May 2001, Mr. Taffer has been an independent consultant specializing in marketing, business development and strategic partnerships. From 1979 through April 2001, Mr. Taffer served in various positions at American Express Company, most recently as Senior Vice President—Corporate Business Development. Mr. Taffer’s career at American Express focused primarily on managing the company’s relationships with large, U.S.-based airlines, hotels, retailers, restaurants and entertainment companies. Mr. Taffer serves on the board of directors of Cure for Lymphoma Foundation, a nonprofit entity. Mr. Taffer holds a B.A. from the University of Pittsburgh and a J.D. from the University of Michigan.

Class II—Terms expiring in 2004

The names of our Class II directors, whose terms end in 2004, and certain information about them are set forth below:

Name of Director	Age	Positions with the Company	Director Since
Rufus W. Lumry, III	55	Director	1998
William D. Savoy(1)	37	Director	2000
Richard D. Hearney	62	Director	2001

(1)	Member of the Audit Committee.

Rufus W. Lumry, III has served as a director of InfoSpace since December 1998. Since 1992, Mr. Lumry has served as President of Acorn Ventures, Inc., a venture capital firm he founded. Prior to founding Acorn Ventures, Mr. Lumry served as a director and officer of McCaw Cellular Communications. Mr. Lumry was one of the founders of McCaw in 1982, and retired from McCaw in 1990 as Executive Vice President and Chief Financial Officer. Mr. Lumry holds an A.B. from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.

William D. Savoy has served as a director of InfoSpace since October 2000. He served as a director of Go2Net, Inc. from May 1999 until its acquisition by InfoSpace. Currently, Mr. Savoy serves as a President of Vulcan Inc., managing the personal finances of Paul G. Allen, and President of Vulcan Ventures Inc., an investment organization wholly owned by Paul G. Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as director of Charter Communications, Inc., drugstore.com, INVESTools, Inc., Peregrine Systems, Inc., RCN Corporation and USA Networks, Inc. Mr. Savoy holds a B.S. from Atlantic Union College.

Richard D. Hearney has served as a director since September 2001. General Hearney served as President and Chief Executive Officer of Business Executives for National Security, an organization focusing on national security policy from January 2000 to April 2002. He joined McDonnell Douglas Corporation in 1996 and served as Regional Vice President of Business Development—Western Europe until the acquisition of McDonnell Douglas by The Boeing Company in 1997, and subsequently served as Vice President of the Military Aircraft and Missile Systems Group of Boeing until November 1999. General Hearney served in the United States Marine Corps for over 30 years, and retired from military service in 1996 as Assistant Commandant of the Marine Corps. He holds a B.A. from Stanford University, an M.A. from Pepperdine University and graduated from the Naval War College.

Board Meetings and Committees

The Board of Directors of the Company held a total of 27 meetings, and acted by unanimous written consent two times, during 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

The Audit Committee.    The Audit Committee, which currently consists of directors William D. Savoy and Lewis M. Taffer, met six times during 2001. Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our balance sheet, statement of operations and cash flows and reviews and evaluates our internal control functions. There is currently a vacancy on the Audit Committee, which the Board intends to fill with another director who meets the definition of an “independent director” as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. Messrs. Savoy and Taffer are independent directors under this definition.

On April 21, 2000, the Board of Directors adopted a formal charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

The Compensation Committee.    The Compensation Committee, which currently consists of nonemployee director John E. Cunningham, IV, met ten times, and acted by unanimous written consent two times, during 2001. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and makes recommendations to the Board of Directors regarding these matters. There is currently a vacancy on the Compensation Committee, which the Board intends to fill with another director who is not an InfoSpace employee.

For the fiscal year ended December 31, 2001, no incumbent director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member, except that Naveen Jain attended 74% of the Board meetings. However, most of the meetings not attended by Mr. Jain were called solely for nonemployee directors, and accordingly, Mr. Jain was not eligible to attend those meetings.

Compensation of Directors

Each director is paid $750 for each Board of Directors meeting attended in person, $500 for each Board of Directors meeting attended by telephone and $500 for each committee meeting attended. Each Director is reimbursed for travel expenses incurred to attend meetings of the Board of Directors or committee meetings.

Under our Restated 1996 Flexible Stock Incentive Plan, as amended, we grant a nonqualified stock option to purchase 55,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to the Board of Directors. In addition, immediately following each Annual Meeting of Stockholders, we grant to each nonemployee director an additional nonqualified stock option to purchase 25,000 shares of common stock immediately following such Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting or within the three-month period prior to such Annual Meeting. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO
THE STOCK INCENTIVE PLAN TO ANNUALLY INCREASE
THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

Proposed Amendment

We are asking our stockholders to approve an amendment to the Company’s Restated 1996 Flexible Stock Incentive Plan (the “1996 Plan”) so that we can continue to use the Plan to achieve the Company’s goals.

The 1996 Plan was originally adopted by our Board of Directors and approved by our stockholders in 1996. In 1999, our Board and stockholders approved an amendment to the 1996 Plan to increase the number of shares reserved for issuance at that time, and to annually increase the number of shares reserved for issuance on the first day of each fiscal year beginning in 2000 by an amount equal to the lesser of (i) 8,000,000 shares (as subsequently adjusted for stock splits), (ii) three percent (3%) of our outstanding shares at the end of the preceding fiscal year, and (iii) a lesser amount determined by the Board.

A total of 53,967,866 shares of our common stock were reserved for issuance under the 1996 Plan as of December 31, 2001 (the “Pool”). As of that date, 33,081,767 shares were subject to outstanding awards granted under 1996 Plan and 7,138,863 shares remained available for any new awards to be granted in the future. On January 15, 2002, we offered a limited non-compulsory exchange of stock options to our employees. Under the exchange offer, eligible employees had the opportunity to exchange stock options with a per share exercise price of $10.00 or more for the promise to grant new options in the future under the 1996 Plan. The exchange offer period expired on February 15, 2002, and the Company accepted for exchange options covering 12,734,035 shares of common stock. As of February 28, 2002, after completion of the exchange offer and the annual increase in shares available under the 1996 Plan, 28,770,902 shares were subject to outstanding awards under the 1996 Plan and 19,354,122 shares remained available for new awards to be granted in the future.

In April 2002, the Board approved an amendment to the 1996 Plan, subject to approval from the stockholders, that would provide for an annual increase in the number of shares in the Pool on the first day of each fiscal year of the Company beginning in 2002 in an amount equal to the lesser of (i) five percent (5%) of our outstanding shares at the end of the preceding fiscal year and (ii) a lesser amount determined by the Board. Our named executive officers and directors have an interest in this proposal.

Reasons for the Amendment

InfoSpace relies upon the 1996 Plan as one of the benefits necessary to attract and retain outstanding and highly skilled service providers, especially in the competitive labor markets in which we must compete. In addition, InfoSpace has grown significantly since the adoption and prior amendment of the 1996 Plan. Accordingly, the Board of Directors believes it is in our best interests to provide for an increase in the number of shares currently reserved for issuance under the 1996 Plan, as well as in the number of shares that may be added annually to the Plan, so that we may continue to use the Plan to promote the long-term success of the Company.

The following paragraphs provide a summary of the principal features of the 1996 Plan, as amended, which is set forth in its entirety as Exhibit B to this proxy statement. The following summary is qualified in its entirety by reference to Exhibit B.

Vote Required for Approval of Amendment

The affirmative vote of a majority of the votes cast will be required to approve the amendment to the 1996 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1996 PLAN.

Summary of the 1996 Plan

Purpose.    The purpose of the 1996 Plan is to provide a means whereby eligible employees, officers, directors, consultants and independent contractors of InfoSpace or its affiliates can acquire our common stock. The Plan provides for the grant of incentive stock options (which are entitled to favorable federal tax treatment), nonstatutory stock options (that is, options that are not incentive stock options), stock appreciation rights (“SARs”) and restricted stock purchase or bonus awards (collectively, “awards”).

Administration.    The 1996 Plan is administered by the Compensation Committee of the Board (the “Plan Administrator”). Subject to the provisions of the 1996 Plan, the Plan Administrator has the discretion and authority to administer the Plan and to control its operation, including, for example, the power to determine which eligible individuals will be granted awards, the terms and conditions of each such award, and interpret the terms of the Plan and the outstanding awards.

Eligibility.    The Plan Administrator has the discretion to select the employees, officers, directors, consultants and independent contractors to whom awards will be granted under the 1996 Plan. However, incentive stock options may be granted only to employees of InfoSpace and any parent or subsidiary of InfoSpace at the time of grant.

Limitations.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), InfoSpace may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, we can preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1996 Plan and setting limits on the number of awards that any individual may receive. The 1996 Plan has been designed to permit the Plan Administrator to grant options that qualify as “performance-based compensation” for purposes of satisfying the conditions of Section 162(m). For example, the 1996 Plan provides that no individual may be granted, in any fiscal year, options to purchase more than 12,000,000 shares of our common stock, except that in connection with his or her initial service, an individual may be granted options to purchase up to an additional 12,000,000 shares.

Terms and Conditions of Options.    Each option granted under the 1996 Plan is evidenced by a written stock option agreement between the optionee and InfoSpace, and is subject to the following additional terms and conditions:

•
Exercise Price.    The Plan Administrator has the discretion to determine the exercise price of options to purchase shares of our common stock, except that the exercise price of an incentive stock option or a nonstatutory stock option that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the shares subject to the option on the date of grant. (In the case of an incentive stock option granted to a 10% shareholder, the exercise price of an incentive stock option must be at least 110% of the fair market value of the shares subject to the option at the time of grant.) For purposes of the 1996 Plan, the “fair market value” of a share of our common stock generally means the closing sale price for the stock as quoted on the Nasdaq National Market for the day in question.

•
Value Limitation.    The aggregate fair market value (determined at the time of grant) of all shares of common stock subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year may not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such options are granted.

•
Form of Consideration.    The consideration to be paid for the shares of common stock issued upon exercise of an option shall be cash, certified check, bank draft, or postal or express money order payable to InfoSpace. However, the Plan Administrator, in its sole discretion, may permit an optionee to pay the exercise price in whole or in part by tendering other shares of our common stock meeting certain criteria, a promissory note, or any combination thereof. The Plan Administrator, in its sole discretion, also may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the stock subject to the option and the aggregate exercise price of such stock.

•
Exercise and Term of Options.    Each stock option agreement will specify the term of the option and the exercisability of the option. The terms of such vesting are determined by the Plan Administrator in its discretion. Options granted under the 1996 Plan generally have a ten-year term (or, in the case of an incentive stock option granted to a 10% shareholder, a five-year term) and generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of twelve months from the date of grant and one forty-eighth of the shares every month thereafter, subject to the optionee’s continuation as a service provider. During 2001, however, we made a number of grants that vest over a two-year period, with 50% of the grant vesting ratably on a monthly basis for the first 24 months, and the remaining 50% vesting at the end of the two-year period. An option is exercised by giving written notice of exercise to InfoSpace and by tendering full payment of the exercise price and any applicable withholding taxes to us. No option may be exercised after the expiration of its term.

•
Termination of Employment.    The Plan Administrator will establish and set forth in each stock option agreement whether the option will continue to be exercisable, and the terms and conditions of such exercise, if the optionee ceases to be employed by, or to provide services to, InfoSpace or an affiliate of ours, which provisions may be waived or modified by the Plan Administrator at any time.

•
Nontransferability of Options.    Each option granted pursuant to the 1996 Plan generally is not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

•	Other Provisions. A stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Plan Administrator.

Terms and Conditions of Restricted Stock Purchase and Restricted Stock Bonus Awards.    Each restricted stock purchase or bonus award granted under the 1996 Plan will be evidenced by a written restricted stock purchase agreement or restricted stock bonus agreement executed by InfoSpace and the recipient. The restricted stock purchase agreement or restricted stock bonus agreement may contain such terms, provisions and conditions consistent with the 1996 Plan as may be determined by the Plan Administrator, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions. To the extent required by applicable law, if any right of InfoSpace to repurchase stock granted pursuant to a restricted stock purchase or restricted stock bonus agreement at the original purchase price is assignable, the assignee must pay InfoSpace upon assignment of the right cash equal to the difference between the original price and fair value if the original purchase price is less than fair value. Furthermore, the purchase price of stock sold pursuant to a restricted stock purchase agreement shall be the price determined by the Plan Administrator on the date the right to purchase stock is granted; provided, however, that (i) such price shall not be less than 85% of the price per share fair market value of such stock on the day the right to purchase stock is granted and (ii) to the extent required by applicable law, in the case of any 10% stockholder such price shall be 100% of the per share fair market value of such stock at the time the right to purchase stock is granted, or at the time the purchase is consummated.

SARs.    The Plan Administrator may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement executed by InfoSpace and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with the 1996 Plan as may be determined by the Plan Administrator.

Adjustment Upon Changes in Capitalization.    If there is any change in the stock subject to the 1996 Plan or outstanding awards through merger, consolidation, reorganization, reincorporation, stock split, stock dividend, or other change in the capital structure of InfoSpace, appropriate adjustments will be made by the Plan Administrator in order to preserve, but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the 1996 Plan or outstanding awards. If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the Pool.

Corporate Transaction.    In the event of any “Corporate Transaction” (as defined in the Plan), any option or outstanding SARs shall terminate and any restricted stock shall be reconveyed to or repurchased by InfoSpace immediately prior to the specified effective date of the Corporate Transaction; provided, however, that to the extent permitted by applicable law, any unvested option, SAR or any restricted stock shall vest and become exercisable as to 25% of the unvested shares or become nonforfeitable as to 25% of the forfeitable shares, as the case may be, immediately prior to the specified effective date of the Corporate Transaction. Notwithstanding the foregoing, options, SARs or restricted stock shall not terminate if, in connection with the Corporate Transaction, they are to be assumed or substituted for by the successor corporation or its parent company, pursuant to options, SARs or restricted stock agreements providing substantially equal value and having substantially equivalent provisions as the options, SARs or restricted stock granted pursuant to the 1996 Plan. If options, SARs or restricted stock are not so assumed or substituted for by the successor corporation or its parent company, such options, SARs or restricted stock shall vest and become exercisable or nonforfeitable, as the case may be, as to an additional 25% of the unvested shares or forfeitable shares, immediately prior to the effective date of the Corporate Transaction.

For the purpose of the 1996 Plan, a “Corporate Transaction” shall include any of the following stockholder-approved transactions to which we are a party:

(i)
a merger or consolidation in which InfoSpace is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of our incorporation, or (2) a transaction in which our stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their InfoSpace shares) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

(ii)
the sale, transfer or other disposition of all or substantially all of the assets of InfoSpace unless our stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their InfoSpace shares) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(iii)
any reverse merger in which InfoSpace is the surviving entity but in which our stockholders immediately prior to such merger do not hold (by virtue of their InfoSpace shares held immediately prior to such transaction) securities of InfoSpace representing more than fifty percent (50%) of the total voting power of InfoSpace immediately after such transaction.

Amendment and Termination of the 1996 Plan.    The Board of Directors generally may at any time amend, suspend or terminate the 1996 Plan as it deems advisable. However, no such amendment, suspension or termination may, without the consent of the affected individual, alter or impair any rights or obligations under any outstanding option. The 1996 Plan will terminate with respect to the grant of incentive stock options on April 10, 2006, unless previously terminated by the Board.

Awards Granted to Certain Individuals and Groups.    The number of awards (if any) that may be granted to employees, officers, directors, consultants or independent contractors under the 1996 Plan is subject to the discretion of the Plan Administrator and therefore future awards under the Plan are not determinable. To date, only stock options and restricted stock awards have been granted under the 1996 Plan. The following table sets forth information with respect to the grant of options and restricted stock (if any) under the 1996 Plan during the last fiscal year to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees who are not executive officers as a group:

Name and Position	Number of Shares Subject to Options Granted(#)	Weighted Average Exercise Price Per Share($/sh)	Number of Shares of Restricted Stock Granted(#)	Dollar Value of Restricted Stock Granted(1)
Naveen Jain	6,100,000	$3.39	—	—
Chairman and Chief Executive Officer

Edmund O. Belsheim, Jr.	2,975,000	3.42	100,000	$205,000
President, Chief Operating Officer and Director

Rasipuram V. Arun	1,850,000	3.38	100,000	205,000
Executive Vice President and Chief Technology Officer

Tammy D. Halstead	600,000	3.66	100,000	205,000
Chief Financial Officer

Prakash Kondepudi	850,000	3.57	100,000	205,000
Executive Vice President, Merchant

All current executive officers as a group	13,875,000	3.20	400,000	820,000

All current directors who are not executive officers as a group	135,000	2.43	—	—

All employees who are not executive officers as a group	36,245,134	3.56	3,403,893	6,977,981

(1)	Based on $2.05 per share, the closing price for the Company’s common stock on December 31, 2001, as reported on the Nasdaq National Market.

Federal Income Tax Information

The following paragraphs summarize certain U.S. federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1996 Plan. However, the summary does not purport to be complete, and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. Tax consequences to any particular individual may be different.

Incentive Stock Options.    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon the disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of

(i)	the fair market value of the shares at the date of the option exercise, or

(ii)	the sale price of the shares.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options and SARs.    A recipient will not recognize any taxable income at the time he or she is granted a nonstatutory option or SAR. However, upon its exercise, the recipient will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option or SAR exercise by an employee of the Company will be subject to tax withholding by the Company. The Company generally will be entitled to a tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any difference between the sales price and the recipient’s exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock.    A recipient will not have taxable income at the time of grant of restricted stock, unless he or she elects to be taxed at that time by making a timely election under Section 83(b) of the Code. Instead, he or she will recognize ordinary income when (and if) the restricted stock vests and no longer can be forfeited. If a Section 83(b) election is made, the recipient will recognize ordinary income at the time of purchase of the shares of restricted stock. In all cases, the amount of ordinary income that the recipient recognizes will equal the excess of the fair market value of the shares at the time he or she recognizes income over the purchase price (if any) of the shares. Upon a disposition of such shares by the recipient, any gain or loss will be treated as capital gain or loss. The ordinary income recognized by a recipient who is an employee of the Company will be subject to tax withholding by the Company.

The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the company with respect to the shares purchased under the 1996 Plan. It does not purport to be complete, and reference should be made to the applicable provisions of the tax code. In addition, this summary does not discuss the tax consequences of the employee’s or consultant’s death or the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

Deloitte & Touche LLP has audited our financial statements annually since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote; Ratification of Appointment of Independent Auditors

The affirmative vote of the holders of a majority of the votes cast is required to approve the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Fees Paid to Independent Auditors for 2001

Audit Fees.    The aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2001 and for reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year, were approximately $842,000.

Financial Information Systems Design and Implementation Fees.    The aggregate fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were approximately $146,000.

All Other Fees.    The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2001 were approximately $881,000 and can be sub-categorized as follows:

•
Audit-Related Fees:  The aggregate fees for audit-related services rendered by Deloitte & Touche for matters such as consultation on and consents related to SEC filings and registration statements, audits of employee benefit plans, statutory audits required by the Company’s foreign subsidiaries, consultation on accounting standards or transactions and consulting on security controls, were approximately $286,000.

•	Non-Audit Related Fees: The aggregate fees for all other services were approximately $595,000 and related entirely to professional services rendered in the areas of tax planning and tax compliance.

The Audit Committee has considered whether the provision by Deloitte & Touche of the non-audit services described above is compatible with Deloitte & Touche’s independence and has determined that Deloitte & Touche’s independence as an auditor has not been compromised by its provision of these services.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

During the fiscal year ended December 31, 2001, the Audit Committee of the Board of Directors was comprised of three nonemployee directors through May 21 and two non-employee directors thereafter. Each current member of the Audit Committee is, and each former member serving during 2001 was, an “independent director” as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. The Board intends to fill the vacant position on the Audit Committee with another director who meets the definition of an “independent director” as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. The Audit Committee met six times during the 2001 fiscal year.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The Audit Committee is also responsible for maintaining free and open means of communication between the directors, the independent auditors, and the financial management of the Company. In addition to specified duties, the Committee may meet with various employees during the year and has access to any of the Company’s employees or advisors with whom it wishes to communicate.

Management is responsible for the Company’s internal controls, preparation of financial statements and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors and oversees these processes. The Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In this context, the Audit Committee has:

•	discussed with the Company’s independent auditors the overall scope and plans for their audits;

•
met and held discussions with the independent auditors, both with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•
reviewed and discussed the audited financial statements with management of the Company and with the Company’s independent auditors, including discussion of the quality, not just acceptability, of the application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	discussed with the auditors the matters required to be discussed by SAS 61 (“Communications with Audit Committees”); and

•
discussed with the auditors their independence and have received the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).

Based on our reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2001.

The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

Me	mbers of the Audit Committee:

Wi	lliam D. Savoy
Le	wis M. Taffer

ADDITIONAL INFORMATION RELATING TO
OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

The following table sets forth information concerning the compensation we paid to Naveen Jain, our chief executive officer, and the other most highly compensated executive officers of the Company during 2001 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation
					Restricted Stock Award(s)($)	Securities Underlying Options(#)
Name and Principal Position		Salary	Bonus
Naveen Jain	2001	$250,000	—		—	6,100,000	$6,769	(1)
Chairman and Chief Executive Officer	2000	250,000	—		—	—	—
	1999	231,571	$500	(2)	—	1,400,000	—

Edmund O. Belsheim, Jr.	2001	250,000	—		$205,000	2,975,000	—
President, Chief Operating Officer and Director	2000	52,083	—		—	400,000	—

Rasipuram V. Arun	2001	173,750	—		205,000	1,850,000	6,769	(1)
Executive Vice President and Chief Technology Officer	2000	123,333	—		—	490,000	—

Tammy D. Halstead	2001	145,000	—		205,000	600,000	6,769	(1)
Chief Financial Officer	2000	113,607	—		—	130,000	—
	1999	57,500	—		—	19,476	—

Prakash Kondepudi	2001	170,000	—		205,000	850,000	6,769	(1)
Executive Vice President, Merchant

(1)	Consists of $6,769 for the distribution to employees of InfoSpace’s contribution to the Venture Fund prior to dissolution. All eligible employees shared equally in this distribution.
(2)	Consists of an award to Mr. Jain in connection with patent filings.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock options granted by the Company to the Named Executive Officers during 2001.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price($/Sh)(2)	Expiration Date Range
Name					5%($)	10%($)
Naveen Jain	5,000,000	9.9%	$3.66	2/2011	$10,079,107	$24,825,321
	1,100,000	2.2%	2.18	12/2011	1,332,085	3,256,359

Edmund O. Belsheim, Jr.	2,500,000	4.9%	3.66	2/2011	5,039,553	12,412,660
	475,000	0.9%	2.18	12/2011	570,900	1,406,155

Rasipuram V. Arun	1,500,000	3.0%	3.66	2/2011	3,023,732	7,447,596
	350,000	0.7%	2.18	12/2011	420,663	1,036,114

Tammy D. Halstead	600,000	1.2%	3.66	2/2011	1,209,493	2,979,038

Prakash Kondepudi	800,000	1.6%	3.66	2/2011	1,612,657	3,972,051
	50,000	0.1%	2.18	12/2011	60,095	148,016

(1)	Based on a total of 50,655,134 option shares granted to employees during 2001.
(2)	Options were granted at an exercise price equal to the fair market value of our common stock at the time of the grant.
(3)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and are therefore not intended to forecast possible future appreciation, if any, of the price of our common stock. Assumes all options are exercised at the end of their respective 10-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregate Option Exercises in 2001 and Year-End Option Values

The following table shows certain information concerning stock options exercised by the Named Executive Officers during 2001, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers on December 31, 2001.

	Shares Acquired On Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised In the Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Naveen Jain	—	—	1,990,667	5,508,333	—	—
Edmund O. Belsheim, Jr.	—	—	637,500	2,737,500	—	—
Rasipuram V. Arun	—	—	586,457	1,953,543	—	—
Tammy D. Halstead	20,000	$49,760	242,454	617,046	$22,575	$20,300
Prakash Kondepudi	—	—	245,995	753,427	56,525	—

(1)	Represents the aggregate fair market value on the respective dates of exercise of the shares of common stock received on exercise of the options, less the aggregate exercise price of the options.
(2)
These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing price of our common stock on December 31, 2001 ($2.05 per share) and the exercise price of the options.

Employment Agreements

Our executive officers generally sign non-disclosure, invention release and non-competition agreements which limit their ability to compete with us for a year after their employment ends. Our Chairman and Chief Executive Officer, Naveen Jain, has a two-year non-competition agreement. Generally, our executive officers are employed on an at-will basis. However, we have agreed with our Executive Vice President, Wireless, Jan Claesson, that if we terminate his employment other than for cause, we shall make a severance payment to him equal to three months of his salary.

In February 2001, some of our executive officers, including our Chairman and Chief Executive Officer, Naveen Jain, received additional option grants. These grants provide for full acceleration of vesting if we are acquired by another company and the executive holding the grant is actually or constructively terminated.

Benefit Plans

The following is a brief summary of plans in effect during 2001 under which our executive officers and directors received benefits:

Restated 1996 Flexible Stock Incentive Plan

The purpose of the 1996 Plan is to provide an opportunity for our employees, officers, directors, independent contractors and consultants to acquire our common stock. The 1996 Plan provides for grants of stock options, stock appreciation rights, or SARs, and stock awards. At December 31, 2001, an aggregate of 53,967,866 shares of common stock were authorized for issuance under the 1996 Plan. As of December 31, 2001, options to purchase 33,081,767 shares of common stock were outstanding under the 1996 Plan at a weighted average exercise price of $26.70 per share, and options to purchase 7,138,863 shares were available for future grant.

Stock Option Program for Nonemployee Directors

Under the 1996 Plan, we grant a nonqualified stock option to purchase 55,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to our Board of Directors. We grant to each nonemployee director an additional nonqualified stock option to purchase 25,000 shares of common stock immediately following each Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting of Stockholders or within the three-month period prior to such Annual Meeting of Stockholders. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

1998 Employee Stock Purchase Plan

We adopted the 1998 Employee Stock Purchase Plan in August 1998. The Purchase Plan is intended to qualify under Section 423 of the Code and permits eligible employees to purchase our common stock through payroll deductions of up to 15% of their compensation. Under the Purchase Plan, no employee may purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. We have authorized an aggregate of 3,600,000 shares of common stock for issuance under the Purchase Plan.

The Purchase Plan is implemented with six-month offering periods. Offering periods begin on each February 1 and August 1. Participants purchase common stock under the Purchase Plan at a price equal to the lesser of 85% of their fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. As of December 31, 2001, 207,672 shares of common stock have been issued under the Purchase Plan.

Compensation Committee Report on Executive Compensation

The following Report of the Compensation Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors was comprised of two nonemployee directors. There is currently a vacancy on the Compensation Committee, due to the resignation of the second member earlier this year, which the Board intends to fill with another director who is not an InfoSpace employee. The Compensation Committee establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize stockholder value. For executive officers, compensation is determined according to the criteria described below.

Compensation

The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparable companies, (ii) InfoSpace’s financial performance over the past year based upon revenues and operating results, (iii) the achievement of individual performance goals related to each executive officer’s duties and area of responsibility, (iv) the growth of InfoSpace; (v) the need to retain qualified executives; and (vi) the attractiveness of non-cash compensation provided by InfoSpace. No set formula is used for these determinations, and no particular function is weighted greater or lesser than the other. Generally, we do not grant bonuses to executive officers, as we believe that their compensation is adequately tied to Company performance through equity-based compensation.

Equity-Based Compensation

The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of InfoSpace under its 1996 Flexible Stock Incentive Plan upon the Committee’s estimation of each executive’s contribution to the long-term growth and profitability of InfoSpace. The stock option grants are intended to provide additional incentives to the executive officers to maximize stockholder value. Options are generally granted at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with InfoSpace. In February 2001, however, we made some option grants to selected members of the executive team with two-year vesting periods. Also, in December 2001, we made some grants of restricted stock with seventeen month vesting periods and some additional option grants with two-year vesting periods to selected members of our executive team. Both the February and December grants were made in conjunction with company-wide grants to employees, and were made in recognition of the need to retain qualified executives and our belief that stock based-compensation needs to be made more attractive to employees in light of the recent volatility in the stock market.

Compensation of the Chief Executive Officer

From the Company’s inception until April 2000, Naveen Jain served as InfoSpace’s Chief Executive Officer. In April 2000, Arun Sarin was hired to succeed Mr. Jain as Chief Executive Officer. In January 2001, Mr. Sarin resigned his position as Chief Executive Officer and Mr. Jain, who had continued to serve as Chairman of the InfoSpace Board, was re-appointed as Chief Executive Officer. In 2001, Mr. Jain’s annual salary remained at $250,000. In addition, he received an option grant in February 2001 to purchase 5,000,000 shares, with 50% of the shares vesting ratably over a two-year period and the remaining 50% vesting on the two-year anniversary of the grant. He also received an option grant in December 2001 to purchase 1,100,000 shares which vests ratably over a two-year period.

In determining Mr. Jain’s annual salary and the size of the option grants, the Board of Directors considered several factors, including the attainment of corporate revenue and operating results goals for the prior year, the growth of the Company in the prior year, compensation paid to chief executives at comparable companies, the importance of providing Mr. Jain with continuing incentives while controlling costs, and the contribution of Mr. Jain to the InfoSpace’s strategic focus, market position and product development.

Summary

The Compensation Committee believes that these compensation policies have been instrumental in assisting InfoSpace to recruit and retain qualified employees and in linking compensation to its strategic objectives. InfoSpace’s compensation policies will continue to evolve over time as InfoSpace moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

Me	mber of the Compensation Committee:

Joh	n E. Cunningham, IV

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2001, it has complied with all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, except that the following filings were not made on a timely basis, as indicated:

•	Rand Rosenberg, our former Chief Financial Officer, filed a Form 4 relating to December 2000 trading activity, which was due on January 10, 2001, on January 19, 2001.

•	John Keister, our former Executive Vice President, Consumer Services, filed a Form 4 relating to January 2001 trading activity, which was due on February 12, 2001, on February 13, 2001.

•	Rufus W. Lumry, III, a director, filed a Form 4 relating to January 2001 trading activity, which was due on February 12, 2001, on February 13, 2001.

•	Russell C. Horowitz, our former President and Chief Operating Officer, filed a Form 4 relating to January 2001 trading activity, which was due on February 12, 2001, on February 13, 2001.

•	Prakash Kondepudi, Executive Vice President, Merchant, filed a Form 3 relating to his initial holdings, which was due on February 19, 2001 on February 20, 2001

•	John K. Arnold, our Senior Vice President, Strategic Accounts, filed a Form 3 relating to his initial holdings, which was due on July 30, 2001, on August 10, 2001.

Certain Relationships and Related Transactions

Transactions that are material to us between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors. In addition, in January 2001, we adopted a policy that loans to employees (subject to certain de minimis exceptions) must be approved by our Board of Directors.

Strategic Business Arrangements

Since we tailor our products and services to the individual needs of each of our customers, all of our sales arrangements must be negotiated with our customers or business partners individually; as a result, we have no standard sales arrangements or standard pricing structure. We believe, however, that all of the following transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Transactions with Entities Having Relationships with Directors

In January 2000, we entered into contracts to provide content and promotional services to ImageX.com, Inc. For the year ended December 31, 2001, we earned $216,667 in fees under these contracts. Rufus W. Lumry, III, one of our directors, is president of Acorn Ventures, Inc., which directly and through affiliated entities beneficially owned approximately 8.3% of the common stock of ImageX.com as of December 31, 2001, of which approximately 2.8% was subject to currently exercisable warrants. Naveen Jain, our Chairman and Chief Executive Officer, indirectly beneficially owned approximately 2.8% of the common stock of ImageX.com, of which approximately .1% was subject to currently exercisable warrants. No premium or discount was applied to the fees earned by us under this arrangement.

In March 2000, we entered into a service provider agreement and a promotion agreement with netgenShopper.com, Inc. Atul Jain, the president and owner of a majority of the outstanding equity securities of TEOCO Corporation, is the brother of Naveen Jain, our Chairman and Chief Executive Officer. At December 31, 2000, TEOCO indirectly owned approximately 57% of the outstanding equity securities of netgenShopper. Respond.com acquired netgenShopper in June 2001. Under the terms of the service provider agreement, netgenShopper makes its reverse auction technology available to us and the parties share revenue generated from subscription fees charged to our customers for the reverse auction service based on a formula set forth in the agreement. Under the terms of the promotion agreement, we provide promotional services to netgenShopper, and netgenShopper issued us a warrant to purchase 1,000,000 shares of netgenShopper’s common stock in consideration for such services. During 2001, we earned approximately $1.7 million in fees and warrant revenue under these agreements.

In February 2000, our former subsidiary, InfoSpace Venture Capital Fund 2000, LLC, invested $1.5 million in common stock of netgenShopper.com, Inc. In November 2000, we invested $8.0 million in preferred stock of netgenShopper.

Transactions with Entities Having Relationships with Principal Stockholders

Prior to our repurchase of all of our shares held by Vulcan Ventures on September 10, 2001, Vulcan Ventures held approximately 6.7% of our outstanding capital stock and was therefore a principal stockholder of ours. William Savoy is a president of Vulcan Ventures and serves as a director of InfoSpace. We repurchased approximately 21.7 million shares of our common stock from Vulcan Ventures Inc. at a discounted purchase price of $1.05 per share in a privately negotiated block transaction. The closing price of the common stock on the date of purchase was $1.40. We retired the repurchased shares.

Prior to our acquisition of Go2Net, Go2Net entered into several strategic business relationships with companies in which Go2Net acquired securities of, and simultaneously entered into business agreements with, each company. In connection with Go2Net’s investment in these companies, Vulcan Ventures, which held approximately 30% of Go2Net’s voting securities, also made equity investments in these companies. The following transactions represent the strategic business relationships that Go2Net entered into and for which the equity interest of Vulcan Ventures is material:

•
On June 13, 2000, Go2Net acquired 1,624,959 shares of preferred stock of imandi.com inc. valued at $5.0 million. Vulcan Ventures owns approximately an 11% equity interest in imandi. On May 26, 2000, Go2Net entered into an advertising, marketing and distribution agreement with imandi. Go2Net recognized revenues of $1.0 million for the year ended December 31, 2000 under this agreement. The contract provides that Go2Net would distribute certain of imandi’s content and services through Go2Net’s Web sites under a co-branding arrangement, with distribution fees to be paid to Go2Net in consideration of such arrangement. The contract also provided for revenue from advertising on the co-branded Web site areas to be shared by the parties according to a formula set forth in the contract. InfoSpace recognized $1.6 million in revenue from services provided to imandi. The contract was terminated and outstanding amounts settled by the parties in 2001.

•
On June 29, 2000, Go2Net acquired 1,623,377 shares of preferred stock of Sandbox.com, Inc. valued at $10.0 million. The investment valuation price was determined by prices paid by third-party investors in the round of financing completed just prior to the Go2Net investment. At the same time, Go2Net entered into a strategic alliance agreement with Sandbox.com to distribute and market certain content. Vulcan Ventures was a minority shareholder of Sandbox.com at the time of the Go2Net investment. InfoSpace recognized revenue of $845,000 in 2001.

•
On February 29, 2000, Go2Net acquired 3,086,095 shares of preferred stock of AskMe Corporation and received fully vested warrants to acquire an additional 202,000 shares of common stock. Vulcan Ventures was a minority shareholder of AskMe at the time of the Go2Net investment. At the same time, Go2Net entered into a marketing and distribution agreement with AskMe. In 2001, InfoSpace received 1,543,048 shares of preferred stock in AskMe for payment of services provided by InfoSpace and for termination of the agreement between Go2Net and AskMe. InfoSpace recognized $3.7 million of revenue in 2001 for these services.

•
In July 1999, Go2Net acquired 896,057 shares of common stock of CommTouch Software, LTD. and received warrants to acquire an additional 1,136,000 shares of common stock. In conjunction with the equity investment, Go2Net received one seat on the CommTouch board of directors. At the same time, Go2Net entered into a distribution and marketing agreement with CommTouch. Vulcan Ventures was a minority shareholder of CommTouch at the time of the Go2Net investment. InfoSpace recognized $3.0 million of revenue in 2001 from the amortization of deferred revenue from these warrants. Although InfoSpace has the rights to one board seat, that seat is presently vacant and the Company does not presently intend to appoint anyone to that seat.

Indebtedness of Management

In October 2000, we loaned Rasipuram V. Arun, our current Chief Technology Officer, $4.0 million. The promissory note matured on December 31, 2001. The note was secured by a pledge of 200,000 shares of our common stock, valued in excess of $4.0 million when pledged and valued at $410,000 on the date of maturity. The note was full recourse; however, terms of the note provided that if Mr. Arun remained employed by InfoSpace through December 31, 2001, then we would require only the collateral securing the note for repayment. In the event that the collateral was insufficient to repay the note and accrued interest at maturity, and Mr. Arun had remained employed by InfoSpace through the maturity date, then we would forgive the difference between the fair market value of the collateral and the principal plus accrued interest and make a cash distribution to him sufficient to cover his resulting tax liability from the forgiveness of the debt. Since this officer remained employed by InfoSpace through the maturity date, we have written off the entire amount of the note, plus accrued interest, less the value of the collateral, and have accrued the related tax liability. No balance is outstanding at December 31, 2001.

On December 22, 2000, we loaned Rick Thompson, a former executive vice president of ours, $1.4 million. The loan is not secured. On March 8, 2001, Mr. Thompson was served with a summons and complaint demanding full repayment of the loan. Mr. Thompson has made certain counterclaims, and we are actively litigating this matter.

Indemnification Arrangements

We have entered into standard indemnification agreements with each of our executive officers and directors.

PERFORMANCE GRAPH

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Set forth below is a line graph comparing the cumulative return to the stockholders of our common stock to the cumulative return of (i) the Nasdaq National Market Composite Index and (ii) the JP Morgan H&Q Technology Index for the period commencing December 15, 1998 (the date of our initial public offering) and ending on December 31, 2001.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG INFOSPACE, INC., THE NASDAQ NATIONAL MARKET COMPOSITE INDEX
AND THE JP MORGAN H&Q TECHNOLOGY INDEX

TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at our 2003 Annual Meeting of Stockholders must be received by the Company no later than December 22, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not fewer than 60 days nor more than 90 days in advance of the annual meeting (or, with respect to an election of directors to be held at a special meeting, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Our Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the annual meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to InfoSpace’s principal executive offices at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004, Attention: Corporate Secretary.

By	Order of the Board of Directors,

Joh	n M. Hall
Senior Vice President, General Counsel and Secretary

Bellevue, Washington
April 22, 2002

EXHIBIT A

INFOSPACE INC. AUDIT COMMITTEE CHARTER
Adopted April 21, 2000

Organization

There shall be a committee of the board of directors to be known as the audit committee. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management experience. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationships that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

The board of directors shall appoint one member of the audit committee as chairperson. The chairperson shall be responsible for leadership of the committee, presiding over the committee meetings, and reporting to the full board of directors.

Statement of Policy

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. It is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention within the scope of its duties, with full power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

Responsibilities

The audit committee’s primary responsibilities include:

•
Review and recommend to the directors the independent auditors to be retained to audit the financial statement of the corporation and its divisions and subsidiaries. In so doing, the committee will request from the auditors a written affirmation that the auditing firm is in fact independent and discuss with the auditors any relationship that may impact the auditor’s independence.

•
Meet with the financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof receiving and reviewing the audit reports, including any comments or recommendations of the independent auditors.

•
Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial and accounting personnel, and the cooperation the independent auditors received during the course of the audit.

•
Review with the independent auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company’s accounting

A-1

principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

•
Review the financial statements contained in the annual report to shareholders and in the Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and Form 10-K to be filed with the SEC.

•	Review with management and the independent auditors the quarterly financial information and press release prior to the company’s filing of Form 10-Q and quarterly earnings announcement.

•	Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

A-2

EXHIBIT B

INFOSPACE.COM, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

1.	Establishment, Purpose, and Definitions.

(a)	There is hereby adopted the Restated 1996 Flexible Stock Incentive Plan (the “Plan”) of InfoSpace.com, Inc., a Delaware corporation (the “Company”).

(b)
The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire Common Stock of the Company (the “Stock”). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Code (referred to as “nonqualified stock options”). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

(c)
The term “Affiliates” as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries which become such after adoption of the Plan.

2.	Administration of the Plan.

(a)
The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code and (ii) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b)
The Plan Administrator shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

(c)
The Plan Administrator may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee’s rights under an outstanding option shall not be made without the Optionee’s written consent. The Plan Administrator may, with the Optionee’s written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option. Notwithstanding the foregoing, any change or adjustment to an incentive stock option shall not, without the Optionee’s written consent, be made in a manner so as to constitute a “modification” that would cause such incentive stock option to fail to continue to qualify as an incentive stock option.

(d)
The Plan Administrator shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock or SARs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares or SARs to be granted. The Stock shall be issued for such consideration (if any) as the Plan Administrator deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the “Restricted Stock Purchase Agreement” or the “Restricted Stock Bonus Agreement”). The Plan Administrator may amend any Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement, but any amendment which would adversely affect the stockholder’s rights to the Stock shall not be made without his or her written consent.

(e)
The Plan Administrator shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Plan Administrator shall be binding on all participants.

3.	Stock Subject to the Plan.

(a)
An aggregate of not more than 53,967,866 shares of Stock shall be available for the grant of stock options or the issuance of Stock under the Plan plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2002 equal to the lesser of (i) five percent (5%) of the Company’s outstanding shares of Stock on the last day of the preceding fiscal year, and (ii) a lesser amount determined by the Board of Directors. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan.

(b)
If there is any change in the Stock subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement.

4.
Eligible Individuals.    Individuals who shall be eligible to have granted to them the options, Stock or SARs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Plan Administrator, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

5.	The Option Price.

(a)
The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Plan Administrator. In the case of a nonqualified stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price of the Stock shall be no less than 100% of the fair market value per share of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

(b)
The fair market value shall be as established in good faith by the Plan Administrator or (i) if the Stock is listed on the Nasdaq National Market, the fair market value shall be the closing selling price for the stock as reported by the Nasdaq National Market for a single day or (ii) if the Stock is listed on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing selling price for the Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the fair market value.

6.	Terms and Conditions of Options.

(a)	Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

(b)
The Plan Administrator shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 10 years and that, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

(c)
In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. In the event the Optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

(d)
The Stock Option Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

(e)	The following limitations shall apply to grants of stock options:

(i)	No individual shall be granted, in any fiscal year of the Company, stock options to purchase more than 12,000,000 shares of Stock.

(ii)
In connection with his or her initial service, an individual may be granted stock options to purchase up to an additional 12,000,000 shares of Stock which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization.

(iv)	If a stock option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled stock option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of a stock option is reduced, the transaction will be treated as a cancellation of the stock option and the grant of a new stock option.

7.    Terms and Conditions of Stock Purchases and Bonuses.

(a)
Each sale or grant of stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is sold or granted.

(b)
The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions. To the extent required by applicable law, any right of the Company to repurchase stock granted pursuant to a restricted stock purchase or restricted stock bonus at the original purchase price, if the right is assignable, the assignee must pay the Company upon assignment of the right cash equal to the difference between the original price and fair value if the original purchase price is less than fair value.

(c)
The purchase price of Stock sold hereunder pursuant to a Restricted Stock Purchase Agreement shall be the price determined by the Plan Administrator on the date the right to purchase Stock is granted; provided, however that (i) such price shall not be less than 85% of the per share fair market value of such Stock on the date the right to purchase Stock is granted and (ii) to the extent required by applicable law, in the case of any person who owns Company stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, such price shall be 100% of the per share fair market value of such Stock at the time the right to purchase Stock is granted, or at the time the purchase is consummated.

8.
Terms and Conditions of SARs.    The Plan Administrator may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator.

9.	Use of Proceeds. Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

10.	Amendment, Suspension, or Termination of the Plan.

(a)
The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company’s stockholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

(i)	To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

(ii)	To change the designation or class of persons eligible to receive incentive stock options under the Plan.

(b)
No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on April 10, 2006, unless previously terminated by the Board pursuant to this paragraph 10.

11.
The Plan Administrator shall establish and set forth in each instrument that evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or an Affiliate, which provisions may be waived or modified by the Plan Administrator at any time.

12.
Assignability.    Each option granted pursuant to this Plan shall, during Optionee’s lifetime, be exercisable only by him, and the option shall not be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such transfer, assignment and exercisability and may permit an Optionee to designate a beneficiary who may exercise the option after the Optionee’s death; provided, however, that any option so transferred or assigned shall be subject to all the same terms and conditions contained in the instrument evidencing the option. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement.

13.	Payment Upon Exercise of Options.

(a)
Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, postal or express money order payable to the order of the Company, provided, however, that the Plan Administrator, in its sole discretion, may permit an Optionee to pay the option price in whole or in part (i) tendering (either actually or, if and so long as the Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Stock owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) on the day prior to the exercise date equal to the aggregate option exercise price; (ii) if and so long as the stock is registered under Section 12(b) or 12(g) of the Exchange Act, by delivery on a form prescribed by the Plan Administrator of an irrevocable direction to a securities broker approved by the Plan Administrator to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (ii) by delivery of the Optionee’s promissory note with such full recourse, interest, security, and redemption provisions as the Plan Administrator in its discretion determines appropriate; or (iii) in any combination of the foregoing. The amount of any promissory note delivered in connection with an incentive stock option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes In addition, the Plan Administrator, in its sole discretion, may authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Plan Administrator’s discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof. The purchase price for shares purchased under an option may also be paid by such other consideration as the Plan Administrator may permit.

(b)
In the event that the exercise price is satisfied by the Plan Administrator retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to the exercise price, the Plan Administrator may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

14.    Withholding Taxes.

(a)
No Stock shall be granted or sold under the Plan to any participant, and no SAR may be exercised, until the participant has made arrangements acceptable to the Plan Administrator for the satisfaction of federal, state, and local income and social security tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option or lapsing or restriction on stock issued under the Plan, the Company may satisfy its withholding obligations by withholding from the Optionee or requiring the stockholder to surrender shares of the Company’s Stock sufficient to satisfy federal, state, and local income and social security tax withholding obligations.

(b)
In the event that such withholding is satisfied by the Company or the Optionee’s employer retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to such withholding tax, the Plan Administrator may issue Optionee an additional option, with terms identical to the option agreement under which the option was received, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

15.    Corporate Transaction.

(a)	For purposes of this Section 15, a “Corporate Transaction” shall include any of the following stockholder-approved transactions to which the Company is a party:

(i)
a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company’s incorporation, or (2) a transaction in which the Company’s stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

(ii)
the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company’s stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(iii)
any reverse merger in which the Company is the surviving entity but in which the Company’s stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

(b)
In the event of any Corporate Transaction, any option or outstanding SAR shall terminate and any restricted stock shall be reconveyed to or repurchased by the Company immediately prior to the specified effective date of the Corporate Transaction; provided, however, that, to the extent permitted by applicable law and unless otherwise determined by the Plan Administrator in it discretion (and reflected in the applicable written agreement evidencing the grant of the award), any unvested option, SAR or any restricted stock shall vest and become exercisable as to 25% of the unvested shares, or become nonforfeitable as to 25% of the forfeitable shares, as applicable, immediately prior to the specified effective date of the Corporate Transaction. Notwithstanding the foregoing, options, SARs or restricted stock shall not terminate if, in connection with the Corporate Transaction, they are to be assumed or substituted by the successor corporation or its parent company. Unless otherwise determined by the Plan Administrator in its discretion (and reflected in the applicable written agreement evidencing the grant of the award), if options, SARs or restricted stock are not assumed or substituted by the successor corporation or its parent pursuant to options, SARs or restricted stock agreements providing substantially equal value and having substantially equivalent provisions as the options, SARs or restricted stock granted pursuant to this Plan, such options, SARs or restricted stock shall vest and become exercisable or nonforfeitable, as applicable, as to an additional 25% of the unvested shares or forfeitable shares, immediately prior to the specified effective date of the Corporation Transaction.

16.
Stockholder Approval.    This Plan shall only become effective with regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders’ meeting held within 12 months of the Board’s adoption of the Plan. The Plan Administrator may grant incentive stock options under the Plan prior to the stockholders’ meeting, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

17.
Information to Plan Participants.    The Company shall provide to each Plan participant, during any period for which said participant has one or more options or SARs or shares acquired pursuant to the Plan outstanding, copies of annual reports of the Company issued during said period.

18.
No Trust or Fund.    The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.
Severability.    If any provision of the Plan or any option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such option shall remain in full force and effect.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to InfoSpace, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        X

INFOSP                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFOSPACE, INC.

Election of Director 1. Nominee: Naveen Jain	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

Vote On Proposals
	For	Against	Abstain

2.      Proposal to approve an amendment to Restated 1996 Flexible Stock Incentive Plan to annually increase the number of shares added on an annual basis to the number of shares reserved for issuance to an amount equal to the lesser of (A) five percent (5%) of our outstanding shares at the end of our preceding fiscal year and (B) a lesser amount determined by the Board, effective on the first day of our fiscal year beginning in 2002.
	☐	☐	☐

3. Proposal to ratify the appointment of Deloitte & Touche lLP as independent auditors of Company for the fiscal year ending December 31, 2002.	☐	☐	☐

PLEASE SIGN exactly as our name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Mark, sign and date your proxy card and return promptly in the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2002
10:00 a.m.

Hyatt Regency Hotel Bellevue
900 Bellevue Way NE
Bellevue, Washington 98004

YOUR VOTE IS IMPORTANT!

You can vote by promptly returning your complete
proxy card in the enclosed envelope.

P
R
O
X
Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
INFOSPACE, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2002

The undersigned stockholder(s) of InfoSpace, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2002, and hereby appoints Tammy D. Halstead and John M. Hall, and each of them, proxies and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InfoSpace, Inc. to be held on May 20, 2002, at 10:00 a.m., Pacific Daylight Time, at the Hyatt Regency Bellevue, located at 900 Bellevue Way NE, Bellevue, Washington 98004, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted for the person and proposals on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE